(Translation)

Property Lease Agreement

Contract # BA029217

Party A: Shenzhen Hengfang Shares Co., Ltd.
Adress: Xixiang Street, Bao'an District, Shenzhen 518102

Party B: Agilon Science & Technology (Shenzhen) Co., Ltd
Adress: C-6F, Huhan Chuangxin Block, Keyuan Road, Hi-Tech Industry Zone, Shenzhen, 518000, Guangdong, China

I. Location of the Property

Block C, 2nd Floor of Block A and B, Seaside Industrial Zone, Xixiang Xingye Road, Bao'an District, Shenzhen

II. Area, Lease Period, Rental

The property for rental occupies an area of 14,400 square meters in a seven-storey building. The Property Lease covers a period of eight years, beginning January 1, 2007 to December 30, 2014. Monthly rental is RMB172,800.00 (an equivalent of approximately US$22,154).

III. Payment Terms

The first payment is RMB 400,000.00 (an equivalent of approximately US$51,283). The monthly rental is due to be paid by the fifth day of each month.

IV. The Agreement is written in Chinese and takes effect on January 1, 2007, in four copies.

For and on behalf of Party A:

By /s/ Chen Xixiong
General Manager,
Shenzhen Hengfang Shares Co., Ltd.

For and on behalf of Party B:

By/s/ Bu Shengfu
Chairman of the Board,
Agilon Science & Technology (Shenzhen) Co., Ltd

As of the date of 1st, January, 2007